ADDENDUM  TO SOFTWARE LICENCE AGREEMENT DATED August 21, 2002 (“the Agreement”)

Bit-Arts Limited of 3rd Floor, 15 Middlepavement , Nottingham, England NG1 7DX ("Bit-Arts") has licensed certain software to Smarte Solutions, Inc. of 611 S. Congress Avenue, Suite 350, Austin, Texas ("Smarte"), pursuant to the Agreement.

The licensing arrangement between Bit-Arts and Smarte will, once this document has been signed by the parties, consist of the Agreement and this Addendum.  This Addendum will, upon its signature by the parties, be deemed to form an integral part of the Agreement and references below to "the Agreement" shall, unless the context otherwise requires, be interpreted accordingly.  Therefore, words and phrases defined in the Agreement shall have the same meanings in this Addendum unless they are otherwise defined in this Addendum.

Bit-Arts and Smarte agree to the following additions and amendments to the Agreement:

1.

The Agreement shall be amended as follows:

1.1

In Section 2(f), by replacing the sentence reading:

"…..At any time after the first nine (9) months following the date the Bundled Product is completed in accordance with Section 4(b), Licensor may provide ninety (90) days’ written notice to Smarte that Licensor desires the exclusive licensed granted in Section 2(a) to be revised to a non-exclusive license.  ……"

with the following wording:

"…..At any time after the first twenty one (21) months following the date the Bundled Product is completed in accordance with Section 4(b), Licensor may provide ninety (90) days’ written notice to Smarte that Licensor desires the exclusive licensed granted in Section 2(a) to be revised to a non-exclusive license.  ……".

1.2

By replacing Section 8(a) with the following:

"Term.  Subject to the terms of this Section 8, this Agreement will continue for an initial term (“Initial Term”) of five (5) years from the date the Bundled Product is completed, and will automatically renew thereafter for additional one (1) year terms (each a “Renewal Term”) unless terminated in accordance with this Section (“Term”)."

2.

Bit-Arts acknowledges that, for purposes of this agreement, the date the Bundled Product is completed, is deemed to be November 1, 2002.

3.

Save as provided in this Addendum the Agreement remains in full force and effect.

/s/ DANNY CHAPCHAL Authorised signatory on behalf of Bit-Arts Limited	/s/ BALA VISHWANATH Authorised signatory on behalf of Smarte Solutions, Inc.
Name: Danny Chapchal	Name: Bala Vishwanath
October 20, 2003	October 20, 2003